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                                                                    EXHIBIT 4(v)

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement") dated as of the 11th day of January, 1999 between TERRY S. JACOBS (the "Buyer"), and REGENT COMMUNICATIONS, INC., a Delaware corporation (the "Company").


         1. Sale and Purchase of the Series G Preferred Stock. On and subject to the terms and conditions set forth herein, the Company hereby sells, issues and delivers to Buyer, and Buyer hereby purchases from the Company, 50,000 shares of the Series G Convertible Preferred Stock of the Company (the "Series G Preferred Stock").

         2. Purchase Price. The purchase price for the Series G Preferred Stock is Two Hundred Fifty Thousand Dollars ($250,000.00) ($5.00 per share) (the "Purchase Price"), which sum has been paid by Buyer to the Company prior to the execution of this Agreement, receipt of which is hereby acknowledged.

         3. Deliveries by the Company. Upon the execution of this Agreement, the Company has delivered to Buyer, and Buyer hereby acknowledges receipt thereof, a stock certificate representing the Series G Preferred Stock duly issued in the name of Buyer and bearing the legends set forth in Section 5(j) hereof.

         4. Representations and Warranties of the Company. The Company represents and warrants to Buyer, as of the date hereof, as follows:

                  (a) Organization and Qualification. The Company is validly existing as a Delaware corporation in good standing and is authorized to transact business as a foreign corporation in good standing in those jurisdictions in which the nature of its activities or the property owned by it make such qualification necessary.

                  (b) Authority of the Company. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

                  (c) No Conflicts. The execution, delivery and performance of this Agreement by the Company does not and will not violate any provision of law or any rule or regulation of any federal, state or local governmental authority to which the Company is subject, nor result in a breach or violation by the Company of any of the terms or provisions of, or constitute an event of default under the Company's Certificate of Incorporation or By-Laws, as currently in effect, or any indenture, mortgage, trust (constructive or otherwise), loan agreement, lease or other agreement or instrument to which the Company is a party or by which the Company or its assets are bound. The Company is not a party to, or subject to, or bound by, any judgment, award, injunction, order or


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decree of any court or governmental authority, or any arbitration award which may restrict or interfere with the performance by the Company of this Agreement.

                  (d) Required Consents. No consent, approval, joinder, waiver, authorization, or declaration, filing or registration with any governmental or regulatory authority, or any consent of any third party, is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than the waiver attached hereto.

         5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Company, as of the date hereof, as follows:

                  (a) Non-Registration. Buyer understands that the offering and sale of the Series G Preferred Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"), by virtue of
Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder, that the Series G Preferred Stock has not been registered under the 1933 Act or under the securities laws of any state, and that the Company will be under no obligation to effect any such registration.

                  (b) Investment Intent. Buyer is purchasing the Series G Preferred Stock for his own account, for investment and not with a view to resale, distribution, or other disposition, and Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution or other disposition. Buyer will not sell or otherwise transfer the Series G Preferred Stock without registration under the 1933 Act and applicable state securities laws, or pursuant to an exemption from the registration requirements thereof which, in the opinion of counsel acceptable to the Company, is available for the transaction.

                  (c) Status of Buyer. Buyer is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

                  (d) Opportunity to Review Books and Records. Buyer has had a reasonable opportunity to inspect all documents, books and records pertaining to the Company and the Series G Preferred Stock and confirms that the Series G Preferred Stock is being purchased without Buyer's receipt of any offering literature. Buyer is not relying on the Company or any agent of the Company with respect to the economic or other considerations of an investment in the Company; provided, however, that the representations of Buyer contained in this subsection (d) and in subsection (e) below of this Section 5 shall not operate to limit or modify the representations and warranties made by the Company in
Section 4 of this Agreement or the right of Buyer to rely thereon.

                  (e) Opportunity for Questions. Buyer has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Company, its business and proposed operations, the terms of the Series G Preferred Stock and all other aspects of investment in the Company, and all such questions have been answered to the full satisfaction of Buyer.


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                  (f) Manner of Purchase. Buyer is not subscribing for the
Series G Preferred Stock as a result of or pursuant to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of the Company.

                  (g) Absence of Certain Convictions, Orders. Neither Buyer nor any affiliate (as defined in the 1933 Act) of Buyer: (i) has filed a registration statement which is the subject of a currently effective stop order entered pursuant to any state's law within five years prior to the date hereof;
(ii) has been convicted within five years prior to the date hereof of any felony or misdemeanor in connection with the purchase or sale of any security or any felony involving fraud or deceit including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny or conspiracy to defraud; (iii) is currently subject to any state's administrative order or judgment entered by that state's securities administrator within five years prior to the date hereof and is not subject to any state's administrative order or judgment in which fraud or deceit was found and the order or judgment was entered within five years of the date hereof; (iv) is currently subject to any state's administrative order or judgment which prohibits the use of any exemption from registration in connection with the purchase or sale of securities; (v) is subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years prior to the date hereof, permanently restraining or enjoining the any such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with any state.

                  (h) No Conflict. The execution, delivery and performance of this Agreement by Buyer (i) will not constitute a default under or conflict with any agreement or instrument to which Buyer is a party or by which Buyer or his assets are bound, (ii) will not conflict with or violate any order, judgment, decree, statute, ordinance or regulation applicable to Buyer and (iii) do not require the consent of any person or entity.

                  (i) No Broker or Finder. Buyer has not retained, or otherwise entered into any agreement or understanding with, any broker or finder in connection with his purchase of the Series G Preferred Stock hereunder, and the Company will not incur any liability for any fee, commission or other compensation on account of any such retention, agreement or understanding by Buyer.

                  (j) Legends. Buyer understands that the certificate representing the Series G Preferred Stock shall bear legends in substantially the following forms, and Buyer shall not transfer any of the shares of Series G Preferred Stock, or any shares of common stock that may be issued on conversion thereof, or any interest therein, except in accordance with the terms of such legends:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state (the "Securities Laws"). These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration under applicable Securities Laws, or the availability of an exemption therefrom. This certificate will not be transferred on the books of the Corporation or any transfer agent acting on behalf of the Corporation
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         except upon the receipt of an opinion of counsel, satisfactory to the
         Corporation, that the proposed transfer is exempt from the registration requirements of all applicable Securities Laws, or the receipt of evidence, satisfactory to the Corporation, that the proposed transfer is the subject of an effective registration statement under all applicable Securities Laws."

         "The issuer is subject to restrictions contained in the Federal Communications Act, as amended. The securities evidenced by this certificate may not be sold, transferred, assigned or hypothecated if, as a result thereof, the issuer would be in violation of that act."

         "The securities represented by this certificate are subject to the terms of that certain Second Amended and Restated Stockholders' Agreement dated as of June 15, 1998, among Regent Communications, Inc. and certain of its stockholders, as the same may be amended from time to time."

         6. Audited Financials. The Company shall furnish to the holder(s) of the Series G Preferred Stock issued pursuant to this Agreement, within 120 days after the close of each fiscal year of the Company, audited financial statements of the Company for such fiscal year, prepared and presented in accordance with generally accepted accounting principles, together with the report of independent certified public accountants, unqualified as to scope.

         7.       Miscellaneous

                  (a) Notices. Any notice, request or other document to be given hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telecopy or certified or registered mail, postage prepaid:

                        (i)         if to the Company, addressed to:

                                    Regent Communications, Inc.
                                    50 East RiverCenter Boulevard, Suite 180
                                    Covington, KY  41011
                                    Attn: William L. Stakelin, President
                                    Facsimile (606) 292-0352
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                        (ii)        if to Buyer, addressed to:

                                    Mr. Terry S. Jacobs
                                    c/o Regent Communications, Inc.
                                    50 East RiverCenter Boulevard, Suite 180
                                    Covington, KY 41011
                                    Facsimile (606) 292-0352

or to such other address or telecopy number as any party shall have specified by notice given to the other parties in the manner specified above.

                  (b) Entire Agreement; Amendment. This Agreement, and the other agreements expressly contemplated by this Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior oral and written agreements, memoranda, term sheets, understandings and undertakings among the parties hereto relating to the subject matter hereof. This Agreement may be modified or amended only by a written instrument executed by or on behalf of the parties hereto.

                  (c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio without regard to the application of its conflicts of laws principles.

                  (d) Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

                  (e) Construction. The section and subsection headings used herein are for convenience of reference only, are not a part of this Agreement and are not to affect the construction of, or be taken into consideration in interpreting, any provision of this Agreement. As used in this Agreement, the masculine, feminine and neuter gender each includes the other, unless the context otherwise dictates. Any and all schedules and exhibits referred to in this Agreement and attached hereto are and shall be incorporated in this Agreement as if fully set forth herein.

                  (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  (g) Specific Performance. The parties hereto acknowledge that damages may be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder may be specifically enforceable, and no party will take any action to impede the other from seeking to enforce such right of specific performance after any such breach.

                  (h) Successors and Assigns: Assignability. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement (i) shall not confer upon any person other than the parties hereto and their respective successors and permitted assigns
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any rights or remedies hereunder; and (ii) shall not be assignable by either party without the prior written consent of the other.

                  (i) Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

                  (j) Survival. The representations and warranties of the parties contained herein shall survive execution and delivery of this Agreement and issuance and delivery of the Series G Preferred Stock hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, as of the day and year first above written.

                                              COMPANY:

                                              REGENT COMMUNICATIONS, INC.


                                              By: /s/
                                               Its: /s/

                                              BUYER:


                                              /s/
                                              Terry S. Jacobs